SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                          (Amendment No.        )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         VALERO ENERGY CORPORATION
             (Name of Registrant as Specified In Its Charter)

         _____________________________________________________
              (Name of Person(s) Filing Proxy Statement
                   if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

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     Act Rule 14a-6(i)(3).

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          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          __________________________________________________

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     Exchange Rule 0-11(a)(2) and identify the filing for which
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     previous filing by registration statement number, or the
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

THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ASSURE A QUORUM.

VALERO ENERGY CORPORATION


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Board of Directors has determined that the 1995 Annual Meeting of Stockholders (the "Annual Meeting") of Valero Energy Corporation (referred to as "Energy," or when referred to collectively with its subsidiaries, the "Company") will be held on Tuesday, May 9, 1995, at 10:00 a.m., Central Time, at its principal executive offices at 530 McCullough Avenue, San Antonio, Texas 78215, for the following purposes:

         (1) To elect three Class III directors and one Class I director as members of the Board of Directors to serve until the 1998 and 1996 Annual Meetings respectively, or until their successors are elected and have qualified;

         (2) To approve the Executive Stock Incentive Plan for executive officers and employees of the Company; and

         (3) To ratify the appointment of Arthur Andersen LLP as independent public accountants to examine the Company's accounts for the year 1995;

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


                          By order of the Board of Directors,

                          Rand C. Schmidt
                          Corporate Secretary


San Antonio, Texas
March 21, 1995

530 McCullough Avenue
San Antonio, Texas 78215

March 21, 1995

ANNUAL MEETING OF STOCKHOLDERS -- May 9, 1995

PROXY STATEMENT

General Information

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and proxy card are being mailed to stockholders beginning on or about March 21, 1995 and are furnished in connection with the solicitation of proxies by Energy to be voted at the 1995 Annual Meeting of Stockholders of Energy (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice. Holders of Energy's Preferred Stock, $8.50 Cumulative Series A (the "Series A Preferred Stock"), and Energy's Common Stock, $1.00 par value per share (the "Common Stock"), are entitled to one vote for each share held of record at the close of business on March 13, 1995 and are entitled to vote together as a single class with respect to all matters described in this Proxy Statement. On March 13, 1995, there were issued and outstanding 43,593,987 shares of Common Stock and 126,500 shares of Series A Preferred Stock entitled to vote, making an aggregate of 43,720,487 shares entitled to vote. Action may be taken on any of the proposals at the Annual Meeting on the date specified herein, or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Information with respect to the vote required to approve each matter described herein is set forth under the heading "Quorum, Voting Procedures and Tabulation of Votes."

For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of record during ordinary business hours in the office of Energy's Corporate Secretary, at 530 McCullough Avenue, San Antonio, Texas.

The enclosed proxy may be revoked by the stockholder at any time before it is voted by any of the following actions: the submission of a written revocation to Energy, the return of a subsequently dated proxy to Energy, or by the stockholder's personal vote at the Annual Meeting. Dissenting stockholders do not have rights of appraisal with respect to any matters to be considered at the Annual Meeting.

Board of Directors

The business of Energy is managed by or under the direction of the Board of Directors (the "Board"). The Board establishes corporate policies, approves major business decisions and monitors the performance of Energy's management. The day-to-day management functions and operating activities of Energy are performed by the Company's executive officers and employees. The Board is routinely informed about the Company's business activities through monthly financial and operating reports, regular Board and Committee meetings and other reports and documents furnished or presented by the Chairman of the Board and Chief Executive Officer ("CEO") and other officers and employees of the Company.

The Restated Certificate of Incorporation of Energy ("Certificate of Incorporation") requires that Energy's Board be divided into three classes as nearly equal in number as possible, consisting of Class I, Class II and Class III directors, with each class serving a staggered three-year term. The Certificate of Incorporation provides that the Board shall consist of not less than seven members, and the By-Laws of Energy (the "By-Laws"), which may be amended by the Board, provide that the Board shall have not more than thirteen members. The size of the Board is currently set at eight members.

The Board conducts its business through meetings of the Board and its committees. Eight regular and two special meetings of the Board were held in 1994. No board member attended less than 88% of the meetings of the Board and committees of which he or she was a member.

Audit Committee

The Audit Committee reviews and reports to the Board on the quality and performance of Energy's internal and external accountants and auditors, the adequacy of its financial controls, and the reliability of financial information reported to the public. In addition, the Audit Committee monitors the Company's efforts to comply with environmental laws and regulations.
During 1994, the Audit Committee received a detailed report regarding the Company's environmental monitoring and compliance efforts and, based upon such report, determined that the Company was in substantial compliance with applicable requirements.

Current members of the Audit Committee are James L. Johnson (Chairman), Robert G. Dettmer, Ruben M. Escobedo and Susan Kaufman Purcell. None are employees of the Company. Messrs. Dettmer and Escobedo and Dr. Purcell, subject to their election as directors at the Annual Meeting, and Mr. Johnson have been appointed as members of the Audit Committee to be effective May 9, 1995. Mr. Johnson has been designated to serve as chairman. Three meetings of the Audit Committee were held in 1994.

Compensation Committee

The Compensation Committee reviews and reports to the Board on Energy's compensation strategies, policies and programs; certain personnel policies and policy controls; management development; management succession; and benefit programs. The Committee also approves and administers the Company's stock option, restricted stock bonus, incentive bonus and other stock plans. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

Current members of the Compensation Committee are Lowell H. Lebermann (Chairman), Robert G. Dettmer, A. Ray Dudley and James
L. Johnson. None are current or former employees or officers of the Company. Messrs. Dettmer and Lebermann, subject to their election as directors at the Annual Meeting, and Messrs. Dudley and Johnson have been appointed to serve as members of the Compensation Committee to be effective May 9, 1995. Mr. Lebermann, subject to his election as a director, has been designated to serve as Chairman. Four meetings of the Compensation Committee were held in 1994.

There are no compensation committee interlocks. For the previous three fiscal years, except for director compensation arrangements disclosed in this Proxy Statement, the Company has not participated in any contracts, loans, fees, awards or financial interests, direct or indirect, with any Compensation Committee member, nor is the Company aware of any means, directly or indirectly, by which a committee member could receive a material benefit from the Company.

Executive Committee

The Executive Committee exercises the power and authority of the Board during intervals between meetings of the Board, providing flexibility and the ability to respond to time-sensitive business and legal matters without calling a special Board meeting. Actions taken by the Executive Committee do not require ratification by the Board to be legally effective. If a Nominating Committee is not appointed, the Executive Committee may also review possible director candidates and recommend individuals for election as a director.

Current members of the Executive Committee are A. Ray Dudley (Chairman), William E. Greehey and Lowell H. Lebermann. Mr. Lebermann, subject to his election as director at the Annual Meeting, and Messrs. Dudley and Greehey have been appointed to serve as members of the Executive Committee to be effective May 9, 1995. Mr. Dudley has been designated to serve as Chairman. Four meetings of the Executive Committee were held in 1994.

Nominating Committee

The Nominating Committee, if appointed by the Board, evaluates policy on the size and composition of the Board and criteria and procedures for director nomination. The Nominating Committee reviews possible director candidates, including director recommendations properly presented by stockholders, and recommends to the full Board individuals suited for election as directors and the slate of Board nominees for election by the stockholders. The Nominating Committee also reviews and recommends to the full Board director assignments for the various committees of the Board. The Nominating Committee, if appointed by the Board, typically meets during the fourth quarter of each year, but may meet more often as required to fill vacancies on the Board.

The Nominating Committee is comprised of directors who will not be standing for election at the Annual Meeting. A. Ray Dudley (Chairman), William E. Greehey and James L. Johnson were appointed by the full Board to serve as the Nominating Committee with regard to nominations for the 1995 Annual Meeting. The recommendations of the Nominating Committee were approved by the full Board and are reflected in this Proxy Statement. Two meetings of the Nominating Committee were held in 1994.

ITEM No. 1.   Election of Directors

Three Class III directors and one Class I director will be elected at the Annual Meeting. The Class III directors will serve until the 1998 Annual Meeting of Stockholders or until their respective successors are elected and have qualified. The Class I director will serve until the 1996 Annual Meeting of Stockholders or until a successor is elected and has qualified.

Robert G. Dettmer, Ruben M. Escobedo and Lowell H. Lebermann have been nominated for election as Class III directors. Susan
Kaufman Purcell has been nominated for election as a Class I director.

It is intended that shares represented by proxies will be voted, except where authority to vote is withheld for any nominee, FOR the election of the four director nominees in equal proportions unless the persons named therein as proxies shall, in accordance with their best judgment, otherwise direct. If, as the result of some unexpected occurrence, any nominee should be unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be appropriately reduced to eliminate the vacancy, or the proxies will be voted by the persons named as proxies, in accordance with their best judgment, for any available nominee. The Board has no reason to believe that any current nominee will be unable to serve. Information with respect to the right to cumulate votes for the election of directors is set forth under the heading "Quorum, Voting Procedures and Tabulation of Votes."

The following table sets forth information as of December 31, 1994, concerning each nominee for election as a director. Such information, and the information regarding directors of Energy contained herein, is based partly on data furnished to the Company by such director and partly on the Company's records.

___________________________________________________________________________________________________________________________________
                                                        Year First
                                                        Elected or          Age
                                                        Appointed as        as of
                                   Energy               Executive           December            Present             Proposed
                                   Position(s) and      Officer             31,                 Director            Director
     Name                          Office(s) Held       or Director         1994                Class               Class
___________________________________________________________________________________________________________________________________
Robert G. Dettmer                  Director             1991                63                  III                 III

Ruben M. Escobedo                  Director             1994                57                  (1)                 III

Lowell H. Lebermann                Director             1986                55                  III                 III

Susan Kaufman Purcell              Director             1994                52                  (1)                 I
___________________________________________________________________________________________________________________________________

<FN1>
(1) Not currently assigned to a director class.

Mr. Dettmer was elected as a director of Energy in 1991. He has served as Executive Vice President and Chief Financial Officer of PepsiCo, Inc. ("PepsiCo") since 1986. Mr. Dettmer also serves as a director of Caldor Corporation ("Caldor"). PepsiCo and Caldor are not affiliated with the Company.

Mr. Escobedo was elected by the Board as a director of Energy in 1994 in order to fill a vacancy. He previously served as a director of Valero Natural Gas Company from 1989 to 1994. He has been a Senior Partner of the accounting firm of Ruben Escobedo & Company, CPAs, in San Antonio, Texas since its formation in 1977. Mr. Escobedo also serves as a director of Frost National Bank of San Antonio, N.A. ("Frost"). Frost is not affiliated with the Company.

Mr. Lebermann was elected as a director of Energy in 1986, and previously had served on Energy's Board from 1979 to 1983. Mr. Lebermann has served as President of Centex Beverage, Inc. ("Centex"), a beverage distributor, in Austin, Texas, since 1981. Mr. Lebermann also serves as a director of Station Casinos, Inc. ("Station"). Centex and Station are not affiliated with the Company.

Dr. Purcell was elected by the Board as a director of Energy in 1994 in order to fill a vacancy. She has served as Vice President of the Americas Society in New York, New York since 1989 and as Managing Director, Counsel of the Americas, since 1994. She is a consultant for several international and national firms and serves on the boards of several mutual funds, including The Argentina Fund, The Latin America Dollar Income Fund and Scudder World Income Opportunities Fund. Such organizations and mutual funds are not affiliated with the Company.

For detailed information regarding the nominees' holdings of Common Stock, compensation and other arrangements, see "Beneficial Ownership of Voting Securities," "Information Concerning Executive Compensation," "Arrangements with Certain Officers and Directors," "Transactions with Management and Others" and "Compensation of Directors."

Information Concerning Directors (Classes I and II)

The following table sets forth certain information as of December 31, 1994, respecting those directors whose present terms will continue after the Annual Meeting. There is no family relationship among any of the executive officers, directors or nominees for director of Energy. The term of each Class I director expires in 1996. The term of each Class II director expires in 1997.

___________________________________________________________________________________________________________________________________
                                                                  Year First
                                                                  Elected or                Age
                                                                  Appointed as              as of
                                   Energy                         Executive                 December              Present
                                   Position(s) and                Officer                   31,                   Director
     Name                          Office(s) Held                 or Director               1994                  Class
___________________________________________________________________________________________________________________________________
William E. Greehey                 Director, Chairman             1979                      58                    I
                                   of the Board and
                                   Chief Executive
                                   Officer

Edward C. Benninger                Director, Executive            1979                      52                    II
                                   Vice President

A. Ray Dudley                      Director                       1988                      70                    II

James L. Johnson                   Director                       1991                      67                    II

___________________________________________________________________________________________________________________________________

Mr. Greehey has served as Chief Executive Officer and as a director of Energy since 1979 and as Chairman of the Board since
1983.  He is also a director of Weatherford International
Incorporated and Santa Fe Energy Resources, Inc., neither of which is affiliated with the Company.

Mr. Benninger has served as a director of Energy since 1990. He was elected Executive Vice President in 1989 and served as Chief
Financial Officer from 1986 to 1992 and in various other capacities with the Company since 1975.

Mr. Dudley has served as a director of Energy since 1988 and currently serves as an independent consultant in the petroleum industry. He served in various capacities with Tenneco Oil Company ("Tenneco") from 1959 until his retirement in 1987. Tenneco is not affiliated with the Company.

Mr. Johnson has served as a director of Energy since 1991. He previously served in various capacities with GTE Corporation ("GTE"), was Chairman and Chief Executive Officer of GTE from 1988 to 1992, and since 1992 has served as Chairman Emeritus of GTE. Mr. Johnson also serves as a director of CellStar Corporation ("CellStar"), FINOVA Group, Inc. (formerly GFC Financial Corp.) ("FINOVA"), Harte-Hanks Communications, Inc. ("Harte-Hanks"), and The Mutual Life Insurance Company of New York ("MONY"). GTE, CellStar, FINOVA, Harte-Hanks and MONY are not affiliated with the Company.

ITEM No. 2.    Approval of Executive Stock Incentive Plan

The Board desires to obtain stockholder approval of the following resolution adopted at the Board meeting held on February 28, 1995.

     RESOLVED, that the Valero Energy Corporation Executive Stock
Incentive Plan for executive officers and employees of the Company is hereby approved and ratified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
PROPOSAL TO APPROVE THE EXECUTIVE STOCK INCENTIVE PLAN

Description of the Plan

The Executive Stock Incentive Plan (the "Plan") authorizes the grant of various stock and stock-related awards. The Plan was adopted by the Board on July 21, 1994, contingent upon approval by the stockholders. The Board believes the Company's success and long-term progress are dependent upon attracting and retaining executive personnel and other key employees of the Company. The Plan is intended to allow the Compensation Committee continued flexibility to use stock and stock-related awards in the Company's overall compensation program. In the following description of the Plan, "Shares" shall mean Energy's Common Stock and such other securities or property as may become the subject of awards under the Plan.

The full text of the Plan is set forth in Appendix A to this Proxy Statement. The essential features of the Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Plan.

Types of Awards

The Plan permits the granting of any or all of the following types of awards: (1) stock options, including both incentive ("ISOs") and non-qualified options; (2) stock appreciation rights ("SARs"), in tandem with stock options or freestanding; (3) restricted stock; (4) performance awards; and (5) other stock-based awards (collectively, "Awards").

Eligibility for Participation

Executive officers and other key employees of the Company will be eligible for participation under the Plan. The Company estimates that, at the date of this Proxy Statement, approximately six executive officers of Energy and approximately 40 other key employees of the Company would be eligible for Awards under the Plan. Non-employee directors of Energy are not eligible to participate in the Plan.

Administration

The Plan will be administered by the Compensation Committee, composed of disinterested, outside directors appointed by the Board. The Compensation Committee will select the participants who will receive Awards, determine the type and terms of Awards to be granted, and interpret and administer the Plan. Unless otherwise expressly provided in the Plan, all decisions under or with respect to the Plan shall be within the sole discretion of the Compensation Committee and are final.

Amendment and Termination

The Board may terminate or amend the Plan without stockholder approval, except that stockholder approval is required for any amendment which would materially increase the number of Shares available for grant, materially increase the benefits accruing to Participants under the Plan, decrease the minimum exercise price for Awards or otherwise cause the Plan to cease to qualify for any tax or regulatory exemption, status or requirement.

Termination of the Plan

The Plan will terminate on July 21, 2004, after which time no additional Awards may be made under the Plan.

If the Plan is not approved by the stockholders, the Plan shall automatically terminate and all grants of stock options and restricted stock (described below) which were made, subject to approval by the stockholders, shall be deemed null and void.

Shares Available Under the Plan

Subject to adjustment as described more fully below, 2,100,000 Shares may be issued under the Plan. Not more than 750,000 Shares may be issued as restricted stock. No more than 500,000 Shares may be awarded as options or SARs to any single person during any twelve-month period.

Stock Options

Stock options granted under the Plan are subject to the terms and conditions determined by the Compensation Committee, except that the option exercise price cannot be less than 100 percent of fair market value of a Share at the time the option is granted. ISOs may be granted provided they meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code).

The Compensation Committee shall determine the form in which payment of the exercise price may be made, including cash, Shares, other securities or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price.

When an optionee exercises a non-qualified option, the difference between the option price and any higher fair market value of the underlying Shares, generally on the date of exercise, will be ordinary income to the optionee. The Company believes that stock option awards under the Plan will meet the requirements for "performance-based" compensation under Section 162(m) ("Section 162(m)") of the Code and that the amount of ordinary income to the optionee generally will be allowed as a deduction for federal income tax purposes to the Company. Any gain or loss realized by an optionee on disposition of the stock so acquired generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the Shares for determining gain or loss on the disposition generally will be the fair market value of such stock on the date of exercise of the option.

In the case of ISOs, although no compensation income is realized upon exercise, the excess of the fair market value on the date of exercise over the option price generally is included in alternative minimum taxable income for alternative minimum tax purposes.

Stock Appreciation Rights

An SAR may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. The grant price of an SAR shall not be less than 100 percent of the fair market value of a Share at the time the SAR is granted. The Compensation Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

In the case of SARs granted either freestanding or in tandem with an option, the participant will not realize any compensation income at the time of grant. However, the fair market value of stock or cash delivered to the participant pursuant to the exercise of such SAR will be treated as ordinary income to the participant at the time of exercise. The Company believes that SAR awards under the Plan will meet the requirements for "performance-based" compensation under 162(m) of the Code and that the amount of ordinary income to the participant generally will be allowed as a deduction for federal income tax purposes to the Company.

Restricted Stock

The Compensation Committee shall determine the employees to whom restricted stock shall be granted, the number of Shares to be granted to each participant, the duration of the restriction period, the conditions under which the restricted stock may be forfeited to the Company and other terms and conditions of Awards of restricted stock. Restricted stock may not be disposed of by the participant until the restrictions specified in the Award expire. The participant will have the right to vote the Shares and receive any cash dividends during the restriction period. Except as otherwise determined by the Compensation Committee, upon termination of a participant's employment for any reason during the restriction period, all restricted stock shall be forfeited by the participant.

The participant will generally realize ordinary income in an amount equal to the fair market value of the Shares less any amount paid for such Shares at the time when the participant's rights with respect to such Shares are no longer subject to a substantial risk of forfeiture. The participant may otherwise elect, pursuant to a special election provided in the Code, to be taxed on such amount calculated at the time of grant rather than on the date of expiration of the restrictions. Dividends paid to the participant during the restriction period will be taxable as ordinary income unless such election has been made. The Company generally will be allowed a deduction, subject to certain limitations, for federal income tax purposes equal to the amount of ordinary income that is realized by the participant. However, to the extent compensation paid to the Company's CEO, or to any of the other four executive officers named in the Summary Compensation Table, exceeds $1 million in any year and includes such restricted stock awards, the Company may be unable to claim a deduction for such excess amounts.

Performance Awards

Performance Awards may be granted which shall consist of a right payable in cash, Shares, other securities or other property upon the achievement of performance goals. The Compensation Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award. Performance Awards may be paid in a lump sum, installments, on a deferred basis or otherwise in accordance with procedures established by the Compensation Committee.

When a participant receives a Performance Award, the participant will realize ordinary income in an amount equal to the fair market value of such Award less any amount paid for such Award at the time when the participant's rights with respect to such Award are no longer subject to a substantial risk of forfeiture. The participant may otherwise elect, pursuant to a special election provided in the Code, to be taxed on such amount calculated at the time of grant. The Company generally will be allowed a deduction, subject to certain limitations, for federal income tax purposes equal to the amount of ordinary income that is realized by the participant. However, to the extent compensation paid to the Company's CEO, or to any of the other four executive officers named in the Summary Compensation Table, exceeds $1 million in any year and includes restricted stock awards, the Company may be unable to claim a deduction for such excess amounts.

Other Stock-Based Awards

The Compensation Committee may grant other forms of Awards based on, payable in, or otherwise related in whole or in part to Shares under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the terms and conditions of any such other stock-based Awards.

Stock Compensation

The Compensation Committee shall have the authority to pay all or a portion of any amounts payable under any compensation program of the Company in Shares. The number and type of Shares to be distributed in lieu of the cash compensation, as well as the terms and conditions of any such stock compensation, shall be determined by the Compensation Committee.

When a participant receives Shares in lieu of cash compensation, the fair market value of the Shares will be ordinary income to the participant and generally will be allowed as a deduction for federal income tax purposes to the Company, if the cash compensation meets the requirements of 162(m) of the Code. Any gain or loss realized by a participant on disposition of the stock so acquired generally will be capital gain or loss to such participant, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The participant's basis in the Shares for determining gain or loss on the disposition will generally be the fair market value of such Shares on the date the Shares are issued.

Change of Control

In the event of a "Change of Control" as defined in the Plan, all Awards previously granted under the Plan shall immediately become vested or exercisable upon the date of the Change of Control, except as otherwise provided in the Plan. Additionally, the Compensation Committee may take any one or more of the following actions in connection with any Awards made under the Plan: (i) accelerate the exercise or vesting date; (ii) provide for the purchase, in cash, of such Award; (iii) make adjustments to such Award; or (iv) cause any outstanding Award to be assumed, or a new right substituted therefor, by the acquiring or surviving corporation.

Adjustments

In the event the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other similar corporate transaction or event affects the Shares so that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the Plan, then the Compensation Committee shall adjust any or all of the Awards.

Certain Awards

Subject to approval of the Plan by the stockholders, Awards of stock options and restricted stock have conditionally been made in the following amounts to the executive officers named in the Summary Compensation Table, all current executive officers of Energy, as a group, and all employees of the Company, as a group:

                                         New Plan Benefits
___________________________________________________________________________________________________________________________________
                                                 Number of                      Restricted
Name and Position                                Options (Shares)(1)            Stock (Shares)(1)         Dollar Value ($)(1)
___________________________________________________________________________________________________________________________________
William E. Greehey, Chairman                     290,300                        25,000                    $   420,313
  and CEO of Energy
Edward C. Benninger, Executive                   100,500                        11,000                        184,938
  Vice President of Energy
Stan L. McLelland, Executive                      65,600                         8,000                        134,500
  Vice President of Energy
Martin P. Zanotti (2)                                  0                             0                              0
E. Baines Manning, Senior                         50,500                         3,000                         50,438
  Vice President, Valero
  Refining and Marketing
  Company
All current executive officers of                575,600                        54,000                        907,875
  Energy, as a group
All employees of the Company,                    575,600                        99,700                      1,676,206
  as a group (3)
___________________________________________________________________________________________________________________________________

<FN1>
(1) The number of shares of Common Stock subject to stock options heretofore granted, and the number of shares of Common Stock heretofore awarded as restricted stock, under the Plan are set forth herein. Except as set forth herein, it is not possible to determine the benefits or amounts that will be received by or allocated to any person or class of persons under the Plan. Directors who are not also employees of the Company are not eligible to participate in the Plan. The "dollar value" reported is the market value at the date of grant (January 19, 1995) of the restricted stock Awards included herein. Options granted under the Plan were granted at the market price of the Common Stock ($19) on the date of grant (July 21, 1994). The dollar value of the options reported for the executive officers named in the Summary Compensation Table, determined in accordance with a variation of the Black-Scholes option pricing model, is included and more fully explained in the table entitled "Option/SAR Grants in the Last Fiscal Year". For all current executive officers of Energy, as a group, and all employees of the Company as a group, the dollar value of such options, determined in accordance with such Black-Scholes model, was $3,528,428. All such Awards are subject to stockholder approval of the Plan.

<FN2>
(2)  Mr. Zanotti served as Executive Vice President of Valero
Refining and Marketing Company until his retirement at December
31, 1994.

<FN3>
(3) Includes amounts granted to all current executive officers of Energy, as a group.

ITEM No. 3.    Ratification of Independent Public Accountants

The Board desires to obtain stockholder approval of the following resolution adopted at the Board meeting held on February 28, 1995, appointing Arthur Andersen LLP, 70 N.E. Loop 410, San Antonio, Texas 78216, as independent public accountants for the Company for the year 1995. Arthur Andersen LLP has served continuously in such capacity for the Company since 1979.

     RESOLVED, that the appointment of the firm of Arthur
Andersen LLP, Certified Public Accountants, as the independent auditors for the Company for the purpose of conducting an examination and audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1995, is hereby approved and ratified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS.

If the appointment is not approved, the adverse vote will be considered as an indication to the Board that it should select other independent public accountants for the following year. Because of the difficulty and expense of making any substitution of accountants so long after the beginning of the current year, it is contemplated that the appointment for the year 1995 will be permitted to stand unless the Board finds other good reason for making a change.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or submitted to such firm in writing prior to the Annual Meeting, and to make a statement if he desires to do so.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth information as of December 31, 1994, with respect to each person, including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), known to Energy to be the beneficial owner of more than five percent of any class of its voting securities:

___________________________________________________________________________________________________________________________________
                                                                                 Amount and
                                                                                 Nature of
                                 Name and Address                                Beneficial                   Percent
Title of Class                   of Beneficial Owner                             Ownership                    of Class
___________________________________________________________________________________________________________________________________
Common Stock                     Wellington Management Company(1)                4,429,985                    10.19%
                                 75 State Street
                                 Boston, MA  02109

Common Stock                     Franklin Resources, Inc.(2)                     4,364,850                    10.04%
                                 777 Mariners Island Blvd.
                                 San Mateo, CA 94404

Common Stock                     Frost National Bank of                          4,247,732                    9.77%
                                 San Antonio, N.A.(3)
                                 100 West Houston Street
                                 San Antonio, TX 78205

Common Stock                     Merrill Lynch & Co.(4)                          4,174,785                    9.61%
                                 World Financial Center, North Tower
                                 250 Vessey Street
                                 New York, NY

Series A Preferred               American General Corporation                      126,500                    100%
  Stock(5)                       P.O. Box 3855
                                 Houston, TX 77253
___________________________________________________________________________________________________________________________________

<FN1>
(1) Wellington Management Company ("Wellington") and Vanguard/Windsor Fund, Inc. ("Vanguard") have filed with the Securities and Exchange Commission ("SEC") separate Schedule 13Gs, reporting their beneficial ownership with respect to 4,429,985 shares of Common Stock. As disclosed in the Schedule 13Gs, Wellington has shared dispositive power with respect to the 4,429,985 reported shares and shared voting power with respect to 54,248 of the reported shares, while Vanguard has shared dispositive power and sole voting power with respect to 4,255,500 of the reported shares.

<FN2>
(2) Franklin Resources, Inc. ("Franklin") has filed with the SEC a Schedule 13G reporting its beneficial ownership of 4,364,850 shares of Common Stock. As disclosed in the Schedule 13G, Franklin has sole voting power with respect to 3,930,000 shares, shared voting power with respect to 434,850 shares and shared dispositive power with respect to all the reported shares.

<FN3>
(3) Frost National Bank of San Antonio, N.A. ("Frost") has filed with the SEC a Schedule 13G reporting its beneficial ownership of 4,247,732 shares of Common Stock in its capacity as Trustee for the Valero Energy Corporation Thrift Plan, Valero Energy Corporation Employees' Stock Ownership Plan, the Valero Employees' Stock Ownership Plan and Valero Energy Corporation Benefits Trust. As disclosed in the Schedule 13G, Frost has shared voting and dispositive power with respect to all the reported shares.

<FN4>
(4) Merrill Lynch & Co., Inc. ("ML&Co.") and certain wholly-owned subsidiaries have filed with the SEC a Schedule 13G reporting beneficial ownership of 4,174,785 shares of Common Stock. As disclosed in the Schedule 13G, ML&Co. has shared voting power with respect to all the reported shares, while certain ML&Co. subsidiaries have reported shared voting power and shared dispositive power with respect to up to 4,150,000 of such shares.

<FN5>
(5)  The Series A Preferred Stock is not registered pursuant to
Section 12 of the Exchange Act and, accordingly, no filing of Schedules 13G or 13D is required with respect thereto. A subsidiary of Energy holds 506,000 shares of Series A Preferred Stock, which shares are not deemed to be "outstanding" for purposes of the Annual Meeting.

Except as otherwise indicated, the following table sets forth information as of February 1, 1995, regarding Common Stock and $3.125 Convertible Preferred Stock beneficially owned (or deemed to be owned) by each nominee for director, each current director, each executive officer named in the Summary Compensation Table, and all current directors and executive officers of Energy as a group. Such information has been furnished to Energy by such persons and cannot be independently verified by Energy. The $3.125 Convertible Preferred Stock is not entitled to vote at the Annual Meeting.

___________________________________________________________________________________________________________________________________
                                                     Shares Beneficially Owned
                                                                      $3.125                  Percent             Percent
Name of                                              Common           Convertible             of Class            of Class
Beneficial Owner                                     Stock            Preferred               (Common             (Preferred
(1)                                                  (2)(3)(4)        Stock(2)                Stock)              Stock)
___________________________________________________________________________________________________________________________________
Edward C. Benninger(5)                               146,972          1,000                   *                   *
Robert G. Dettmer(6)                                   5,877          - 0 -                   *                   *
A. Ray Dudley                                         10,051          - 0 -                   *                   *
Ruben M. Escobedo(6)                                   3,289          - 0 -                   *                   *
William E. Greehey(5)                                442,543          4,000                   1.02%               *
James L. Johnson                                       3,852          - 0 -                   *                   *
Lowell H. Lebermann                                    5,774          - 0 -                   *                   *
E. Baines Manning(5)                                  69,074          1,000                   *                   *
Stan L. McLelland(5)                                 131,306          - 0 -                   *                   *
Susan Kaufman Purcell                                  2,289          - 0 -                   *                   *
Martin P. Zanotti(5)                                  83,483          1,000                   *                   *
All current executive officers                       991,297          7,000                   2.28%               *
  and directors as a group,
  including the persons named
  above(5)(7)
___________________________________________________________________________________________________________________________________
* Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

<FN1>
(1) The business address for all beneficial owners listed above is 530 McCullough Avenue, San Antonio, Texas 78215.

<FN2>
(2) No executive officer, director or nominee for director of Energy owns any class of equity securities of Energy other than Common Stock and $3.125 Convertible Preferred Stock.

<FN3>
(3)  Includes Common Stock owned by minor children and excludes
Common Stock owned by adult children. Beneficial ownership is disclaimed as to all such shares.

<FN4>
(4) Amounts include shares of Common Stock allocated pursuant to various employee stock plans established by Energy and available to its employees generally (collectively, the "Employee Stock Plans"), as well as shares granted under Energy's Restricted Stock Bonus and Incentive Stock Plan (the "Restricted Stock Plan") and Energy's 1990 Restricted Stock Plan for Non-Employee Directors (the "Director Plan"). Shares granted, subject to stockholder approval, under the Executive Stock Incentive Plan are excluded (see "Item No. 2. Approval of Executive Stock Incentive Plan"). Except as otherwise noted, each person named in the table, and each other executive officer, has sole power to vote or direct the vote of all such shares beneficially owned by him. Except as otherwise noted, each person named in the table, and each other executive officer, has sole power to dispose or direct the disposition of shares beneficially owned by him, and except that shares held under certain Employee Stock Plans are subject to transfer restrictions. Common Stock granted under the Restricted Stock Plan ("Restricted Stock") and the Director Plan may not be disposed of until vested.

<FN5>
(5)  Amounts include 124,791, 42,371, 31,683, 34,700, 25,334 and
292,395 shares which could be acquired by Messrs. Greehey, Benninger, McLelland, Zanotti, Manning and all current executive officers and directors of Energy as a group, respectively, under options which are exercisable at or within 60 days after February 1, 1995. Such shares may not be voted unless the options are exercised. Options which may become exercisable within such 60 day period only in the event of a change of control of Energy are excluded. None of the current executive officers, directors or nominees for director of Energy holds any rights to acquire Common Stock except through exercise of stock options.

<FN6>
(6) Includes shares held by spouse for which beneficial ownership is disclaimed.

<FN7>
(7) Certain officers of Energy not designated as executive officers by the Board of Directors do not perform the duties of executive officers and are not classified as "executive officers" for purposes of this Proxy Statement.

SECTION 16 REPORTING

Section 16(a) of the Exchange Act requires Energy's executive officers and directors, and persons who own more than ten percent of a registered class of Energy's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, Inc. (the "Exchange"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Energy with copies of all forms filed pursuant to Section 16(a).

Based on a review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, Energy believes that, during the year ended December 31, 1994, its executive officers, directors and greater than ten-percent beneficial owners were in compliance with applicable requirements of Section 16(a).

Notwithstanding anything to the contrary set forth in any of Energy's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Performance Graph and Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Energy's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Oil (Domestic Integrated) Index for the period of five fiscal years commencing December 31, 1989 and ended December 31, 1994.

                                       12/1989        12/1990        12/1991          12/1992          12/1993          12/1994
Energy
Common Stock                           $100           $103           $203             $159             $149             $122
S&P 500                                 100             97            126              136              150              152
S&P Oil
(Domestic Integrated)                   100             95             89               91               96              100

*Assumes that the value of the investment in Energy Common Stock and each index was $100 on December 31, 1989, and that all dividends were reinvested.

The foregoing Performance Graph and related textual information are based on historical data and are not necessarily indicative of future performance. The S&P Oil (Domestic Integrated) Index includes Amerada Hess Corp., Ashland Oil, Inc, Atlantic Richfield Co., Kerr-McGee Corp., Louisiana Land & Exploration Co., Occidental Petroleum Corp., Pennzoil Co., Philips Petroleum Co., Sun Company, Inc., USX-Marathon Group and Unocal Corp.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

The Company's executive compensation programs are administered by the Compensation Committee (the "Committee") of Energy's Board of Directors. The Committee is composed of four independent outside directors not eligible to participate in the Company's executive compensation programs. The Committee's policies are implemented by the Company's compensation and benefits staff under the direction of the Vice President Administration. The Company's executive compensation programs are intended to provide strong incentives for high performance, enabling the Company to recruit, retain and motivate the executive talent necessary to be successful.

Overview. The Company's executive compensation program includes base salary, an annual incentive bonus opportunity and long-term stock-based incentives. The CEO and other executive officers also participate in benefit plans generally available to employees of the Company. Because of its ongoing business activities, the Company competes for executive talent in both the oil refining industry and in the natural gas industry. Accordingly, for purposes of determining executive compensation levels, the Company utilizes a subgroup of companies from a nationally recognized compensation database compiled by Hewitt Associates, L.L.C. ("Hewitt"), an independent compensation consultant retained by the Company. The subgroup consists of fifteen companies with significant participation in the oil refining industry or natural gas industry and which are similar to the Company in size and scope of operations (the "Comparator Group"). The Comparator Group has been approved by the Committee and the companies in the Comparator Group are identified in Appendix B. Base salary, bonuses and other compensation recommendations are developed by the Company's compensation and benefits staff, reviewed by Hewitt and submitted to the Committee for consideration. Other nationally recognized compensation surveys are utilized to validate the information provided by Hewitt. In establishing and implementing executive compensation arrangements, the Committee reviews and discusses the staff recommendations directly with representatives of Hewitt.

Annual incentive bonuses, when awarded, are related both to measures of Company financial performance and to individual performance. Long-term incentives, consisting of restricted stock and stock option grants, as well as the noncash portion of annual incentive bonus awards, are intended to balance executive management focus between short and long-term goals and provide capital accumulation linked directly to the performance of Energy's Common Stock. Base salary levels are targeted at approximately the 50th percentile of the Comparator Group, while annual incentive compensation, restricted stock and stock option grants, when awarded, are targeted at the 65th percentile. While no specific percentile target is set for overall compensation, the Committee intends that each executive's total compensation package favor longer-term and variable compensation over fixed compensation. For the five executives named in the Summary Compensation Table, the base salary component of total annual and long-term compensation for 1994, as reported in the Summary Compensation Table, ranged from a low of approximately 21.9% (for the CEO) to approximately 87.1% (for Mr. Zanotti, who received fewer options due to his pending retirement), while the annual incentive and longer-term compensation component ranged from a high of approximately 78.1% (for the CEO) to approximately 12.9% (for Mr. Zanotti). For purposes of the preceding sentence, stock options granted in 1994 have been valued using the "grant date present value" set forth in the table below titled "Option/SAR Grants in the Last Fiscal Year." For the CEO and other named executives, excluding Mr. Zanotti, the base salary component comprised a lower percentage of total annual and long-term compensation in 1994, compared with 1993.

Base Salaries. Base salaries are set against established grades, salary ranges and midpoints reflecting the position, duties and level of responsibility for each executive and the Hewitt compensation survey data for the Comparator Group. Base salaries are reviewed annually and may be adjusted within the established salary ranges for each salary grade to reflect promotions, the assignment of additional responsibilities, individual performance or the performance of the Company. Salary grades, compensation ranges and midpoints are also periodically adjusted to remain competitive with the Comparator Group. Base salaries for the CEO and other executive officers were not increased in 1994.

Annual Incentive Bonus. Executive officers have customarily had the opportunity to earn an annual incentive bonus based on three factors: (i) the position of the executive officer, which is used to determine a targeted percentage of annual base salary which may be awarded as incentive bonus, with the targets ranging from a low of approximately 40% of base salary to approximately 65% of base salary (for the CEO); (ii) realization by the Company of quantitative financial performance targets approved by the Committee; and (iii) a qualitative evaluation of the individual's performance. For each executive, the targeted percentage of base salary is adjusted, upward or downward, based upon Company achievement of the financial performance goals. The Committee retains ultimate discretion to adjust the bonus amount, upwards or downward, by up to approximately 25%, based upon its subjective determination of individual performance and such other factors as it deems to be appropriate. In the past, four approximately equally weighted quantitative measures of Company financial performance have been utilized, consisting of (i) return on equity ("ROE") compared with the average ROE for a group of similarly-sized companies in the oil refining business,
(ii) return on investment ("ROI") compared with such group, (iii) earnings per share of Common Stock compared with the prior year, and (iv) the average closing price of a share of Common Stock during a recent period, compared with the average closing price during the corresponding prior year period. For the ROE and ROI financial performance measures, the targeted salary percentage was then adjusted, upward or downward, depending upon the extent to which the Company's ROE and ROI exceeded, or fell short of, the average ROE and ROI for such group. For the earnings per share and stock price performance measures, such adjustments were made if the Company's performance fell outside of preestablished ranges. However, the Committee determined early in 1994 that the Company's financial results for the fourth quarter of 1993 and its projected results for 1994 would not justify the payment of annual incentive bonuses. As a result, bonuses were suspended for 1994.

Long-Term Incentive Awards. To provide stock-based longer-term compensation for executives, the Company maintains the Restricted Stock Plan, which was approved by Energy's stockholders in 1990. The Restricted Stock Plan authorizes grants of restricted shares of Common Stock which vest (become nonforfeitable) over a period determined by the Committee. For each executive, a targeted number of shares is set with a market value at the date of grant equivalent to approximately the 65th percentile of the Comparator Group. Such targeted award is then adjusted, upwards or downwards, based upon an individual subjective performance evaluation, which (for executives other than the CEO) is based upon the recommendation of the CEO. The total number of shares awarded is a function of the Common Stock price at the time of grant and the number of shares required to achieve the percentile compensation target. The Committee generally makes restricted stock awards every year. However, no such awards were made in 1994. In 1994, the Committee approved the Executive Stock Incentive Plan, and in January 1995 made awards of restricted stock under such plan. Such plan and awards are subject to stockholder approval. See "Item No. 2. Approval of Executive Stock Incentive Plan."

Stock Options. Under the Company's Stock Option Plan No. 3 and Stock Option Plan No. 4, previously approved by Energy's stockholders, as well as under the Executive Stock Incentive Plan presented for consideration as Item No. 2 herein, the Committee may grant stock options to executives. Procedures for determining option grants are in all material respects the same as for restricted stock awards. Option awards generally vest over a period of three years in equal installments and, in the case of the awards made in 1994, are exercisable for approximately ten years. However, the stock option awards that were made during 1994 to the CEO and other executive officers named in the Summary Compensation Table and granted under the new Executive Stock Incentive Plan were intended by the Committee to provide a significant incentive for long-term performance. Accordingly, these grants were larger than previous awards and will vest in their entirety on the third anniversary of the grant. These options are subject to stockholder approval of the Executive Stock Incentive Plan, and are also subject to forfeiture upon termination of employment. The award and vesting of stock options are not contingent on achievement of any performance targets, but the options will provide a benefit to the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

Determination of the CEO's Compensation. The CEO's compensation is recommended by the Committee and established by the Board of Directors. The 1994 compensation of Mr. William E. Greehey, as CEO, consisted of base salary and stock option awards. As noted above, base salary comprised approximately 21.9% of the CEO's 1994 total annual and long-term compensation reported in the Summary Compensation Table, versus approximately 78.1% for long-term compensation. The CEO's base salary and bonus, when paid, are determined using the procedures described above. As described above, the Compensation Committee determined that annual bonuses would not be paid in 1994. The Company and Mr. Greehey have entered into an employment agreement which expires in 1995. See "Arrangements with Certain Officers and Directors." However, such agreement did not have an effect on the Committee's determination of Mr. Greehey's 1994 compensation.

In July 1994, Mr. Greehey was awarded options to purchase 290,300 shares of Common Stock under the Executive Stock Incentive Plan in accordance with the guidelines discussed above. Subject to stockholder approval of such plan, these options will vest in their entirety at the end of three years.

Omnibus Budget Reconciliation Act of 1994. The Omnibus Budget Reconciliation Act of 1994 added Section 162(m) to the Code.
With certain exceptions, beginning with the taxable year commencing January 1, 1994, Section 162(m) prevents publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the CEO or the four other persons named in the Summary Compensation Table in the proxy statement. Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if paid (i) solely upon attainment of one or more performance goals, (ii) pursuant to a performance-based compensation plan adopted by the Committee, and (iii) the terms of such plan are approved by the stockholders before payment of the compensation. The Company believes that its stock option plans (including stock option awards under the new Executive Stock Incentive Plan) will qualify for the tax deduction.
Neither the CEO nor any of the other executive officers named in the Summary Compensation Table received taxable compensation exceeding $1 million in 1994.

The Executive Stock Incentive Plan does not require quantifiable performance goals for restricted stock and other awards. Accordingly, restricted stock grants and other awards (other than stock option or SAR awards) made under the Executive Stock Incentive Plan may be ineligible for the performance-based exception to the $1 million deduction limitation for compensation paid to the CEO and other executive officers named in the Summary Compensation Table. The Committee and the Board believe that it is in the best interests of the stockholders that the Committee have the flexibility to make awards to encourage employee retention or which are based upon nonquantifiable goals, such as achieving progress with specific projects. The Committee and the Board will continue to evaluate their position as regulations implementing Section 162(m) are further developed.

Members of the Compensation Committee:

Lowell H. Lebermann, Chairman
Robert G. Dettmer
A. Ray Dudley
James L. Johnson


The foregoing Performance Graph and Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to regulations 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act.

INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table sets forth information as to items of compensation paid to Energy's CEO and its four other most highly compensated executive officers for services rendered in all capacities to the Company in 1992, 1993 and 1994. Benefits made available under comprehensive health care, long-term and short-term disability, relocation, term life insurance, vacation and other plans which are available on the same basis to all full-time salaried employees are not included herein.

                                            Summary Compensation Table
___________________________________________________________________________________________________________________________________
                                                                                    Long-Term Compensation
                                                                                                   Securities
                                                                                    Restricted     Underlying
                                             Annual Compensation                    Stock          Options/        All Other
      Name and                                                      Bonus           Awards         SARs            Compensation
  Principal Position                         Year     Salary($)     ($)(1)          ($)(2)         (#)(3)          ($)(4)
___________________________________________________________________________________________________________________________________
William E. Greehey
 Director, Chairman of                       1994     $622,020      $      0        $      0       355,300         $71,664
  the Board and Chief                        1993     $622,020      $375,000        $457,500        50,000         $77,861
  Executive Officer                          1992     $610,050      $365,000        $367,413        32,884         $78,327
  of Energy
Edward C. Benninger
  Director and Executive                     1994     $335,040      $      0        $      0       125,500         $27,598
  Vice President of                          1993     $335,040      $170,000        $228,750        18,000         $32,923
  Energy                                     1992     $303,778      $155,000        $165,538        18,805         $33,507
Stan L. McLelland
  Executive Vice                             1994     $262,380      $      0        $      0        82,600         $23,836
  President and                              1993     $262,380      $ 87,000        $102,938        12,000         $28,777
  General Counsel of                         1992     $257,310      $ 91,000        $ 88,825        12,524         $31,885
  Energy
Martin P. Zanotti(5)
  Executive Vice                             1994     $227,160      $      0        $      0         5,000         $23,160
  President of Valero                        1993     $227,160      $ 75,000        $ 22,875        10,000         $24,977
  Refining and Marketing                     1992     $222,780      $ 80,000        $ 72,675        11,700         $25,214
  Company
E. Baines Manning(5)
  Senior Vice President                      1994     $216,420      $      0        $      0        63,500         $15,524
  of Valero Refining and                     1993     $216,420      $ 60,000        $ 68,625         9,000         $17,682
  Marketing Company                          1992     $212,250      $ 64,000        $ 40,375         9,750         $14,417
___________________________________________________________________________________________________________________________________

<FN1>
(1) In 1992 and 1993, executives received bonuses payable 60% in cash and 40% in Common Stock. No bonus was paid in 1994.

<FN2>
(2) No shares of Restricted Stock were granted to the named executive officers in 1994. For each named executive officer, the number of shares of Restricted Stock held at December 31, 1994, and the value thereof, based on the closing market price of the Common Stock at December 31, 1994, was as follows: Mr.
Greehey: 35,133 shares -- $592,869; Mr. Benninger: 16,532 shares
- -- $279,978; Mr. McLelland: 8,066 shares -- $136,114;  Mr.
Zanotti: 3,400 shares -- $57,375; and Mr. Manning: 4,333 shares
- -- $73,119. Dividends are paid on the Restricted Stock at the same rate as on Energy's unrestricted Common Stock. All grants of Restricted Stock vest in annual increments of 33 1/3% beginning on the first anniversary of the grant date. All shares of Restricted Stock held by Mr. Zanotti have subsequently vested.

<FN3>
(3) Includes options granted subject to stockholder approval of the Executive Stock Incentive Plan. See "Item No. 2. Approval of Executive Stock Incentive Plan."

<FN4>
(4) Amounts include Company contributions pursuant to the Employee Stock Plans, and that portion of interest accrued under the Executive Deferred Compensation Plan which is deemed to be at "above-market" rates under applicable SEC rules. Messrs. Greehey, Benninger, McLelland, Zanotti and Manning were allocated $47,090, $23,803, $17,990, $18,397 and $15,524, respectively, as a result of Company contributions to Employee Stock Plans for 1994, and $11,574, $3,795, $5,846, $4,763 and $0, respectively, as a result of "above-market" allocations to the Executive Deferred Compensation Plan for 1994. Mr. Manning does not participate in the Executive Deferred Compensation Plan. Amounts also include executive insurance policy premiums with respect to standard cash value life insurance (and not split-dollar life insurance) for Mr. Greehey in the amount of $13,000 per year.

<FN5>
(5)  The Board of Directors of Energy determined to include
Messrs. Zanotti and Manning in the Summary Compensation Table in accordance with Rule 3b-7 under the Exchange Act.

Shown below is further information regarding the grants of stock options to the named executive officers reflected in the Summary
Compensation Table.

                           Option/SAR Grants in the Last Fiscal Year
___________________________________________________________________________________________________________________________________

                             Number of        Percent of
                             Securities       Total
                             Underlying       Options/
                             Options/         SARs Granted                      Market
                             SARs             to Employees     Exercise or      Price at                       Grant Date
                             Granted          in Fiscal        Base Price       Grant Date     Expiration      Present Value $
 Name                        (#)(1)           Year             (/$/Sh)          ($/Sh)         Date            (2)
___________________________________________________________________________________________________________________________________
William E. Greehey             65,000          3.39%           $21.06           $21.06         1/20/04         $  435,500
                             *290,300         15.12%            19.00            19.00         7/21/04          1,779,539

Edward C. Benninger            25,000          1.30%            21.06            21.06         1/20/04            167,500
                             *100,500          5.24%            19.00            19.00         7/21/04            616,065

Stan L. McLelland              17,000          0.89%            21.06            21.06         1/20/04            113,900
                              *65,600          3.42%            19.00            19.00         7/21/04            402,128

Martin P. Zanotti               5,000          0.26%            21.06            21.06         1/20/04             33,500

E. Baines Manning              13,000          0.68%            21.06            21.06         1/20/04             87,100
                              *50,500          2.63%            19.00            19.00         7/21/04            309,565
___________________________________________________________________________________________________________________________________

<FN1>
(1) Options granted in 1994 under the Executive Stock Incentive Plan and identified with a (*) become exercisable three years from the date of grant, subject to stockholder approval of the plan. The remaining options granted in 1994 were granted under another stock option plan previously approved by the stockholders and, except as described below, are exercisable in cumulative 33 1/3% annual installments commencing one year from date of grant. In the event of a change of control of Energy, such options would also become immediately exercisable pursuant to provisions of the respective stock option plans or of executive severance agreements between Energy and certain of such executive officers. Under the terms of the plans, the exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. In accordance with applicable stock option plan provisions, upon Mr. Zanotti's retirement the Compensation Committee approved the immediate vesting of the options granted to Mr. Zanotti; under plan provisions, such options will now expire three years from the date of Mr. Zanotti's retirement.

<FN2>
(2) A variation of the Black-Scholes option pricing model was used to determine grant date present value. This model is designed to value publicly traded options. Options issued under the Company's option plans are not freely traded, and the exercise of such options is subject to substantial restrictions. The Black-Scholes model does not give effect to either risk of forfeiture or lack of transferability. The estimated values under the Black-Scholes model are based on assumptions as to variables such as interest rates, stock price volatility and future dividend yield. The grant date present values presented in this table were calculated using an expected average option term of six years, risk-free rates of return of 5.30% (for the options expiring 1/20/04) and 7.05% (for the options expiring 7/21/04), an average volatility rate for the three years preceding such grant of 32.4% (for the options expiring 1/20/04) and 29.5% (for the options expiring 7/21/04), and a dividend yield of 2.47% (for the options expiring 1/20/04) and 2.72% (for the options expiring 7/21/04), which are the annualized quarterly dividend rates in effect at the dates of grant, expressed as a percentage of the market values of the Common Stock at the dates of grant. The actual value of stock options depends upon the actual future performance of the Common Stock, the continued employment of the option holder throughout the vesting period and the timing of the exercise of the option. Accordingly, the values set forth in this table may not be achieved.

                                Aggregated Option/SAR Exercises in Last Fiscal Year
                                           and FY-End Option/SAR Values
___________________________________________________________________________________________________________________________________
                                                                                                Value of Unexercised
                               Shares                           Number of Securities            In-the-Money
                               Acquired          Value          Underlying Unexercised          Options/SARs at
                               on Exercise       Realized       Options/SARs at FY-End(#)       FY-End ($) (1)
Name                           (#)               ($)            Exercisable Unexercisable       Exercisable    Unexercisable
___________________________________________________________________________________________________________________________________
William E. Greehey             0                 0              110,591     399,593             $169,776       0

Edward C. Benninger            0                 0               27,537     143,768               21,222       0

Stan L. McLelland              0                 0               24,349      94,774               28,294       0

Martin P. Zanotti (2)          0                 0               25,534      15,566               33,955       0

E. Baines Manning              0                 0               20,300      72,750               25,466       0
___________________________________________________________________________________________________________________________________

<FN1>
(1) Represents the dollar value obtained by multiplying the number of unexercised options/SARs by the difference between the strike price and the average market price of Energy's Common
Stock on December 31, 1994.

<FN2>
(2)  All options held by Mr. Zanotti have subsequently vested.

RETIREMENT BENEFITS

The following table shows, for purposes of illustration, the estimated annual gross benefits payable under Energy's Pension Plan ("Pension Plan") and Supplemental Executive Retirement Plan ("SERP") upon retirement at age 65 on the assumed compensation levels and years of service indicated, assuming an election to have payments continue for the benefit of the life of the participant only.

                                                   Pension Table
___________________________________________________________________________________________________________________________________
                                                  Years of Service
                        ____________________________________________________________________________________________________
Remuneration                  15                     20                  25                 30                   35
___________________________________________________________________________________________________________________________________
$ 200,000               $  55,000                 $ 74,000           $ 92,000            $111,000            $129,000
  250,000                  70,000                   93,000            117,000             140,000             163,000
  300,000                  85,000                  113,000            141,000             169,000             197,000
  400,000                 114,000                  152,000            190,000             228,000             266,000
  500,000                 143,000                  191,000            238,000             286,000             334,000
  600,000                 172,000                  230,000            287,000             345,000             402,000
  700,000                 202,000                  269,000            336,000             403,000             470,000
  800,000                 231,000                  308,000            385,000             462,000             539,000
  900,000                 260,000                  347,000            433,000             520,000             607,000
1,000,000                 289,000                  386,000            482,000             579,000             675,000
1,200,000                 348,000                  464,000            580,000             696,000             812,000
___________________________________________________________________________________________________________________________________

Energy maintains a noncontributory Pension Plan in which virtually all Company employees are eligible to participate. The Pension Plan is a defined benefit plan funded by a method which determines contribution requirements in the aggregate for all participants. Accordingly, contributions for individual participants are not determinable. Accrued contributions to the Pension Plan in 1994 for the 1994 Pension Plan year were approximately 5.16% of total covered remuneration. The Pension Plan provides a monthly pension at normal retirement equal to 1.6% of the participant's average monthly compensation (based upon the participant's base earnings during the sixty consecutive months of the participant's credited service affording the highest such average) times the participant's years of credited service, plus .35% times the product of the participant's years of credited service (maximum thirty-five years) multiplied by the excess of the participant's average monthly compensation over the lesser of 1.25 times the monthly average (without indexing) of the social security wage bases for the thirty-five-year period ending with the year the participant attains social security retirement age, or the monthly average of the social security wage base in effect for the year that the participant retires under the Pension Plan.

Energy also maintains the SERP, a non-qualified plan approved by the Board in 1982, which provides additional pension benefits to the executive officers and certain other employees of the Company. In 1989, Energy funded its obligations through that date under the SERP through the contribution of Common Stock to a trust that was established as a vehicle to fund disbursements to SERP participants. No contributions were made to the SERP trust during 1994.

Compensation for purposes of the Pension Plan includes only salary as reported in the Summary Compensation Table and excludes cash bonuses. For purposes of calculating the amount payable under the SERP, the participant's most highly compensated consecutive thirty-six months of service in the prior five years (rather than sixty months) are considered, and bonuses are included in calculating covered compensation. Accordingly, the amounts reported in the Summary Compensation Table under the headings "Salary" and "Bonus" each constitute covered compensation for purposes of the SERP. Benefits listed in the Pension Table are not subject to any deduction for social security or other offset amounts.

Credited years of service for the period ended December 31, 1994 for the executive officers named in the cash compensation table are as follows: Mr. Greehey -- 31 years; Mr. Benninger -- 20 years; Mr. McLelland -- 16 years; Mr. Zanotti -- 11 years; and Mr. Manning -- 8 years. The credited service for Mr. McLelland includes two years service credited pursuant to the terms of Mr. McLelland's employment by the Company and for which benefits are payable only from the SERP.

ARRANGEMENTS WITH CERTAIN OFFICERS AND DIRECTORS

Energy entered into an employment agreement with Mr. Greehey in 1990. The employment agreement expires June 9, 1995, and provides for a minimum annual salary of $540,000, which is subject to increase adjustments by the Board. The agreement does not limit the authority or discretion of the Board to grant bonuses or other additional or direct or indirect benefits or increased compensation to Mr. Greehey.

Mr. Greehey's employment agreement provides that he be entitled to receive certain post-retirement benefits, including office facilities and secretarial help until age 69, transfer of certain club memberships, the vesting of certain stock option and restricted stock grants, certain medical and life insurance benefits and the right to certain supplemental amounts under the SERP. Under the employment agreement, Mr. Greehey would be entitled to receive such benefits only upon retirement, on or before July 9, 1995, following not less than six months' prior notice, but would not be entitled to such benefits if he were to retire following the termination of the employment agreement or upon less than six months' prior notice. In November 1994, in consideration of Mr. Greehey's forbearance in not giving notice of retirement prior to such six month deadline, Energy's Board of Directors adopted resolutions approving the continued granting of such post-retirement benefits to Mr. Greehey if he were to retire following the scheduled termination of such employment agreement on July 9, 1995, or upon less than six months' notice.

Mr. Zanotti retired from the Company on December 31, 1994.
Energy and Mr. Zanotti have entered into a Consulting Agreement under which Mr. Zanotti has agreed to provide consulting services for a period of two years ending December 31, 1996, at a rate of $75,000 per annum, plus reimbursement for necessary and reasonable travel and other expenses incurred in connection with the agreement.

EXECUTIVE SEVERANCE PROGRAM

The Board approved an executive severance program in 1982 which is administered by the Compensation Committee. Pursuant to this program, Energy has entered into agreements (the "Executive Severance Agreements") with Messrs. Greehey, Benninger, McLelland and Manning. These Executive Severance Agreements provide such executives with payments and other benefits in the event of the termination of their employment with the Company under certain circumstances. The Executive Severance Agreements each provide that if the executive leaves the employ of the Company for any reason other than death, disability or normal retirement within two years after a change of control of Energy, such executives will receive a lump sum cash payment equal to three times, in the cases of Messrs. Greehey and McLelland, and two times, in the cases of Messrs. Benninger and Manning, the highest compensation paid to such executive during any consecutive twelve month period prior to such termination. The executive will also be entitled to accelerated exercise of any stock options or SARs previously granted under Energy's stock option plans and held by the executive for more than six months. If the executive has received a grant of Restricted Stock under the Restricted Stock Plan, any restrictions imposed by such plan on the vesting and sale of such Restricted Stock will be removed. Each Executive Severance Agreement also provides for special retirement benefits if the executive would have qualified for benefits under the Pension Plan had the executive remained in the employ of the Company for the three-year period following such termination, for continuance of life insurance, health coverages and other fringe benefits previously provided to the executive for such three-year period and for relocation assistance if the executive chooses to relocate after termination.

COMPENSATION OF DIRECTORS

Each director is reimbursed for the usual and ordinary expenses of meeting attendance. Directors who are employees of the Company receive no compensation (other than reimbursement of usual and ordinary expenses of meeting attendance) for serving as directors.

The compensation of each non-employee director of Energy is a retainer fee of $18,000 per year, plus $1,000 for each Board and committee meeting attended ($500 for telephonic meetings).

Upon election or appointment to the Board, non-employee directors receive grants of Common Stock, and are eligible to participate in the Retirement Plan for Non-Employee Directors ("Retirement
Plan").

1990 Restricted Stock Plan for Non-Employee Directors

Energy maintains the Director Plan to supplement the compensation paid to non-employee directors, increase their proprietary interest in Energy and increase their identification with the interests of Energy's stockholders through grants of Common Stock
("Director Stock").

The Director Plan, approved by Energy's stockholders in 1990, provides for grants of Director Stock to non-employee directors; such grants generally vest in equal annual installments over a period of three years beginning in the year after the grant date. No director who is also an employee of the Company may participate in the Director Plan. Upon initial election to the Board, each non-employee director automatically receives a grant of shares of Director Stock, the value of which is determined annually based on changes in the consumer price index. Directors receiving a grant in 1995 will receive Director Stock having a value of approximately $51,000. Typically, annual installments are scheduled to vest on or about the date of the Annual Meeting. When all of the Director Stock previously granted to a non-employee director becomes fully vested and the director is reelected for an additional term, or his term of office otherwise continues beyond the date of the Annual Meeting at which his Director Stock has become fully vested, another automatic grant of Director Stock is made. However, if a director would not be eligible for reelection as a director due to Energy's mandatory retirement policy for directors or if a director advises Energy that he does not intend to stand for reelection, the grant would be reduced pro rata based on the number of years to the end of that director's term.

Retirement Plan for Non-Employee Directors

Energy established the Retirement Plan in 1992. Under the Retirement Plan, a non-employee director becomes entitled to a retirement benefit upon completion of five years of service on the Board. The annual benefit at retirement is equal to the product of 10% of the highest annual cash retainer paid to the director during his service on the Board, multiplied by the number of full and partial years of service on the Board (not to exceed 10 years). Retirement benefits are paid for a period equal to the shorter of the director's number of whole and partial years of service on the Board, or his lifetime, but in no event for longer than 10 years. The Retirement Plan provides no survivor benefits, and is an unfunded plan, the benefits of which will be paid from the general assets of Energy.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company has invested approximately $9.7 million in a program to drill coal seam gas wells in New Mexico. In order to share the drilling and other risks inherent in this project, various officers and employees of the Company were permitted to invest as general partners in a partnership to which the subsidiary's interest was assigned. As a result, during 1992 and 1993 Messrs. Greehey, Benninger, McLelland, Zanotti and Manning invested approximately $207,000, $52,000, $156,000, $104,000 and $104,000,
respectively, to acquire respective interests of 2.0%, .50%, 1.5%, 1.0% and 1.0% in the project. No additional investments were made by these executive officers during 1994. The Board determined in 1992 that this transaction was fair to the Company. During 1994, Messrs. Greehey, Benninger, McLelland, Zanotti and Manning received cash distributions of $19,618, $4,904, $14,713, $9,809 and $9,809, respectively, with respect to such investments.

Except as disclosed herein, no executive officer, director or nominee for director of Energy has been indebted to the Company, or has acquired a material interest in any transaction to which the Company is a party, during the last fiscal year.

QUORUM, VOTING PROCEDURES AND TABULATION OF VOTE

A proxy enables a stockholder to be represented at a meeting at which he or she would otherwise be unable to participate. The proxy card accompanying this Proxy Statement is solicited because each stockholder is entitled to vote on matters scheduled to come before the Annual Meeting. For ease of reference, these matters have corresponding numbers in the Proxy Statement and on the enclosed proxy card.

The By-Laws provide that a majority of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

The Certificate of Incorporation entitles stockholders eligible to vote to cumulate votes for any election of directors. There are no conditions to the exercise of this right. The maximum number of votes which may be cast is equal to the number of shares of Common Stock and Series A Preferred Stock to be voted, multiplied by the number of directors (four) to be elected. Any stockholder eligible to vote may cast all votes for a single director or may distribute his votes among the number of director nominees as the stockholder may see fit. The distribution of votes among nominees in other than equal proportions may be accomplished by writing explicit instructions on the proxy card or an attachment thereto. The proxy solicits discretionary authority to cumulate votes and, unless otherwise specified, a vote for the nominees will be cumulated and distributed among the nominees (except nominees for whom authority to vote is withheld) in equal proportions unless the persons named as proxies shall, in accordance with their best judgment, otherwise direct.

Shares eligible to be voted and for which a proxy card in the accompanying form is properly signed, dated and returned in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken will be voted by the proxies named in the proxy card in accordance with any choice specified. The proxy card permits a specification as to whether shares represented by the proxy are to be voted for all nominees for director or are not to be voted for certain of such nominees. The proxy card also permits a specification of approval, disapproval or abstention as to each proposal described in this Proxy Statement. Stockholders are urged to specify their choices on the proxy card, but where no choice is specified, eligible shares will be voted as indicated on the proxy card. If any nominee for director is unable to serve or if any business not specified in the Notice of Annual Meeting and Proxy Statement, including matters incidental to the conduct of the meeting, comes before the Annual Meeting, eligible shares will be voted in accordance with the best judgment of the persons named therein as proxies. At the time this Proxy Statement was printed, the management of Energy was not aware of any other matters to be voted upon. All powers conferred by the proxy may be exercised by a majority of the proxies or substitutes voting or acting or, if only one votes or acts, then by that one.

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may generally vote these shares in their discretion, depending on the type of proposal involved. However, the Exchange can preclude brokers from exercising their voting discretion on certain proposals. Absent specific instructions from the beneficial owner in such a case, the broker may not vote on that proposal. This results in what is known as a "broker non-vote" on such a proposal. Under Delaware law, a broker non-vote is treated as "present" for purposes of determining the existence of a quorum. A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of a particular proposal. A broker non-vote has no effect when a majority of the shares present and entitled to vote or a majority of the votes cast is required for approval of the proposal.

Pursuant to the By-Laws, the election of directors (Item No. 1) will be by a favorable vote of a plurality of the shares of Common Stock and Series A Preferred Stock present or represented at the Annual Meeting and entitled to vote thereat. Votes "withheld" from a nominee will not count against the election of such nominee. Brokers have discretionary authority to vote on this proposal. Accordingly, the three nominees for Class III director receiving the greatest number of votes, whether or not such votes represent a majority of the shares present and voting at the Annual Meeting, will be elected as Class III directors and the nominee for Class I director receiving the greatest number of votes, whether or not such votes represent a majority of the shares present and voting at the Annual Meeting, will be elected as Class I director.

Passage of the proposals to approve the Executive Stock Incentive Plan (Item No. 2) and to approve the appointment of Arthur Andersen LLP (Item No. 3) requires the approval of a majority of the shares present or represented at the Annual Meeting and entitled to vote thereat. Abstentions with respect to Item Nos. 2 and 3 will count as being present or represented at the Annual Meeting and entitled to vote, and will be included in calculating the number of votes necessary for approval of the proposals. The Exchange has determined that brokers have discretionary authority to vote on these proposals.

Solicitation of proxies from Energy's stockholders will be made by Energy and will be undertaken principally by use of the United States Postal Service. However, such solicitation may also be undertaken, without additional remuneration, by the directors, officers and employees of the Company, and Energy may also utilize the services of the firm of Kissel-Blake Inc. ("Kissel-Blake"), New York, New York. Such solicitation could be undertaken either by telephone, telegraph or personal interview. The cost of any such solicitation, including the cost of preparing and mailing proxy materials, returning the proxy cards and reimbursing brokerage houses and nominees for forwarding proxy materials to beneficial owners, will be borne by Energy and its stockholders. Energy's arrangement with Kissel-Blake provides for payment of a fee of approximately $11,500, plus reimbursement of mailing and other expenses.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 1996 ANNUAL MEETING

Under the By-Laws, stockholders intending to bring any business before an Annual Meeting of Stockholders of Energy, including nominations of persons for election as directors, must give written notice to the Corporate Secretary of Energy regarding the business to be presented or persons to be nominated. The notice must be received at the principal executive office of Energy within the time periods and must be accompanied by the information and documents specified in the By-Laws. A copy of the By-Laws may be obtained by writing to the Corporate Secretary of Energy.

The foregoing provisions of the By-Laws do not affect the right of any stockholder to request inclusion of proposals in the Proxy Statement pursuant to Rule 14a-8 under the Exchange Act.
However, the stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Any stockholder proposal intended to be considered for inclusion in the 1996 proxy materials for the 1996 Annual Meeting must, in addition to the foregoing requirements, be made in writing and received by the Corporate Secretary of Energy at Energy's principal executive office by November 22, 1995. The SEC's rules require, among other things, that a person making a stockholder proposal shall, at the time of submitting such proposal, be the record or beneficial owner of at least $1,000 in market value of Common Stock or Series A Preferred Stock, that such shares have been held by such person for at least one year prior to such date and that such shares continue to be owned by such person through the date of the meeting.

Energy will also consider recommendations by stockholders for directors to be nominated at the 1996 Annual Meeting. Such recommendations must be made in writing and must include sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made. Such recommendation must be accompanied by a notarized written statement executed by the proposed nominee consenting to be named in the Proxy Statement, if nominated, and to serve as a director, if elected. Recommendations received in proper order by the Corporate Secretary of Energy at Energy's principal executive office at least six months prior to the 1996 Annual Meeting will be referred to, and considered by, the Executive Committee or, if appointed, a Nominating Committee.

Stockholders are urged to review all applicable rules and, if questions arise, to consult their own legal counsel before submitting a nomination or proposal to Energy. No stockholder recommendations or proposals were received within the required period before the 1995 Annual Meeting.

MISCELLANEOUS

Energy's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, for the fiscal year ended December 31, 1994, will be furnished without charge to any stockholder upon written request. A copy may be requested by writing to Mr. Keith Booke, Investor Relations Department, Valero Energy Corporation, P.O. Box 500, San Antonio, Texas 78292-0500.

Energy's Annual Report to Stockholders (the "Annual Report"), including audited financial statements of the Company for the fiscal year ended December 31, 1994, has simultaneously been mailed to stockholders entitled to vote at the Annual Meeting. The Annual Report is not to be treated as a part of the proxy materials.


During 1994, Energy appointed Harris Trust and Savings Bank, Chicago, Illinois, to serve as transfer agent, registrar and dividend paying agent for its Common Stock, $3.125 Convertible Preferred Stock and Series A Preferred Stock. Correspondence relating to any stock accounts or dividends should be addressed to:

Harris Trust and Savings Bank
Shareholder Services Division
P.O. Box 755
Chicago, Illinois 60690-9971
(312) 461-3597

All transfers of certificates of the Common Stock or any series of Preferred Stock should also be mailed for transfer to such address.

Participants in Employee Stock Plans Please Note:

In the case of participants in the Company's Thrift Plan, Employees' Stock Ownership Plan and Valero Employees' Stock Ownership Plan, the proxy card will represent (in addition to any shares held individually of record) the number of shares allocated to the participant's account under each plan. For those shares held under the plan, the proxy card will constitute an instruction to the trustee under the plan as to how such shares are to be voted.

                         By order of the Board of Directors,

                         Rand C. Schmidt
                         Corporate Secretary

San Antonio, Texas
March 21, 1995

                                Appendix A

                         VALERO ENERGY CORPORATION

                      EXECUTIVE STOCK INCENTIVE PLAN

                             Table of Contents


SECTION 1.  Purpose. . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  Definitions. . . . . . . . . . . . . . . . . .  1

SECTION 3.  Administration . . . . . . . . . . . . . . . .  2

SECTION 4.  Shares Available For Awards. . . . . . . . . .  3
     Shares Available. . . . . . . . . . . . . . . . . . .  3
     Sources of Shares Deliverable Under Awards. . . . . .  3
     Adjustments . . . . . . . . . . . . . . . . . . . . .  3
     Share Counting. . . . . . . . . . . . . . . . . . . .  4

SECTION 5.  Eligibility. . . . . . . . . . . . . . . . . .  4

SECTION 6.  Awards . . . . . . . . . . . . . . . . . . . .  4
     Options . . . . . . . . . . . . . . . . . . . . . . .  4
          Exercise Price . . . . . . . . . . . . . . . . .  4
          Incentive Stock Options. . . . . . . . . . . . .  4
     Stock Appreciation Rights . . . . . . . . . . . . . .  4
          Grant Price. . . . . . . . . . . . . . . . . . .  4
          Other Terms and Conditions . . . . . . . . . . .  5
     Restricted Stock. . . . . . . . . . . . . . . . . . .  5
          Dividends. . . . . . . . . . . . . . . . . . . .  5
          Registration . . . . . . . . . . . . . . . . . .  5
          Forfeiture . . . . . . . . . . . . . . . . . . .  5
     Performance Awards. . . . . . . . . . . . . . . . . .  5
          Terms and Conditions . . . . . . . . . . . . . .  5
          Payment of Performance Awards. . . . . . . . . .  5
     Stock Compensation. . . . . . . . . . . . . . . . . .  6
     Other Stock-Based Awards. . . . . . . . . . . . . . .  6
     General . . . . . . . . . . . . . . . . . . . . . . .  6
          Grants . . . . . . . . . . . . . . . . . . . . .  6
          Forms of Payment by Company. . . . . . . . . . .  6
          Limits on Transfer . . . . . . . . . . . . . . .  6
          Term of Awards . . . . . . . . . . . . . . . . .  7
          Share Certificates . . . . . . . . . . . . . . .  7
          Delivery of Shares or other Securities and
             Payment by Participant of Consideration . . .  7
          Termination of Employment. . . . . . . . . . . .  7
          Award Agreements . . . . . . . . . . . . . . . .  7
     Exercise of Option or SAR Awards. . . . . . . . . . .  7
          Notice . . . . . . . . . . . . . . . . . . . . .  7
          Payment. . . . . . . . . . . . . . . . . . . . .  8
          Tax Payment Election . . . . . . . . . . . . . .  8
          Payment with Stock . . . . . . . . . . . . . . .  8
          Valuation. . . . . . . . . . . . . . . . . . . .  8
          Rights as Stockholder. . . . . . . . . . . . . .  8

SECTION 7.  Amendment and Termination. . . . . . . . . . .  9
     Amendments to the Plan. . . . . . . . . . . . . . . .  9
     Amendments to Awards. . . . . . . . . . . . . . . . .  9
     Unusual or Nonrecurring Events. . . . . . . . . . . .  9

SECTION 8.  Change Of Control. . . . . . . . . . . . . . .  9
     Nonacceleration . . . . . . . . . . . . . . . . . . .  9
     Effect. . . . . . . . . . . . . . . . . . . . . . . . 10
     Defined . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 9.  General Provisions . . . . . . . . . . . . . . 11
     No Rights to Awards . . . . . . . . . . . . . . . . . 11
     Delegation. . . . . . . . . . . . . . . . . . . . . . 11
     Withholding . . . . . . . . . . . . . . . . . . . . . 11
     No Limit on Other Compensation Arrangements . . . . . 11
     No Right to Employment. . . . . . . . . . . . . . . . 11
     Governing Law . . . . . . . . . . . . . . . . . . . . 11
     Severability. . . . . . . . . . . . . . . . . . . . . 11
     Other Laws. . . . . . . . . . . . . . . . . . . . . . 11
     No Trust or Fund Created. . . . . . . . . . . . . . . 11
     No Fractional Shares. . . . . . . . . . . . . . . . . 12
     Headings. . . . . . . . . . . . . . . . . . . . . . . 12
     Construction. . . . . . . . . . . . . . . . . . . . . 12

SECTION 10.  Effective Date of the Plan. . . . . . . . . . 12

SECTION 11.  Term of the Plan. . . . . . . . . . . . . . . 12

                         VALERO ENERGY CORPORATION

                      EXECUTIVE STOCK INCENTIVE PLAN

SECTION 1.  Purpose.

The purposes of the Valero Energy Corporation Executive Stock Incentive Plan (the "Plan") are to promote the interests of Valero Energy Corporation (together with any successor thereto, the "Company") and its stockholders by (i) attracting and retaining executive personnel and other key employees of the Company and its affiliates; (ii) motivating these employees by using performance-related incentives to achieve longer range performance goals; and (iii) enabling these employees to participate in the long-term growth and financial success of the Company.

SECTION 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)  "Award" shall mean any Option, Stock Appreciation Right,
Restricted Stock, Performance Award, Stock Compensation Award or
Other Stock-Based Award.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)  "Board" shall mean the Board of Directors of the Company.

(e)  "Change of Control" is defined in Section 8(b) of the Plan.

(f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board as further described in
Section 3 of the Plan.

(h) "Employee" shall mean any employee of the Company or of any Affiliate.

(i)  "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

(j)  "Exercise Notice" is defined in Section 6(h) of the Plan.

(k) "Fair Market Value" shall mean the average of the "high" and "low" reported sales price per Share (as reported in the New York
Stock Exchange - Composite Transactions listing) as of the relevant measuring date, or if there are no sales on the New York
Stock Exchange on that measuring date, then as of the next following day on which there were sales.

(l)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)  "Notice Date" is defined in Section 6(h) of the Plan.

(o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)  "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

(q) "Participant" shall mean any Employee granted an Award under the Plan.

(r)  "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

(s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(t) "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

(u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(v) "SAR" or "stock appreciation right" shall mean the right, subject to the provisions of this Plan, to receive a payment in cash equal to the difference between the specified exercise price of the SAR and the Fair Market Value of one share of the Common Stock.

(w) "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

(x)  "Settlement Date" is defined in Section 6(h) of the Plan.

(y) "Share" or "Shares" shall mean the common stock of the Company, $1.00 par value, and other securities or property that may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(z)  "Stock Compensation" shall mean any right granted under
Section 6(e) of the Plan.

(aa) "Tax Payment" is defined in Section 6(h) of the Plan.

SECTION 3.  Administration.

The Plan shall be administered by a committee of not less than three directors of the Company, which Committee shall be, except as hereinafter set forth, the Compensation Committee. In the event the Compensation Committee shall have fewer than three members, or if fewer than three members of the Compensation Committee shall be eligible to act with respect to this Plan, then additional members of the Board of Directors shall be appointed by the Board to act with and as a part of the Compensation Committee for purposes of administering this Plan so that the committee administering this Plan shall consist of at least three members of the Board of Directors. No person shall serve on or act as a member of the committee administering this Plan who would be ineligible to serve on the Committee under Rule 16b-3. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(a)  designate Participants;

(b) determine the type or types of Awards to be granted to an eligible Employee;

(c) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(d) determine the terms and conditions of any Award and any subsequent amendments thereto;

(e) determine to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

(f) determine to what extent and under what circumstances any amount payable (in whatever form) with respect to an Award may be deferred either automatically or at the election of the holder thereof or the Committee;

(g) provide for the acceleration of any time period relating to the vesting, exercise or realization of any Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee; the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as the Committee may deem equitable and in the best interests of the Company;

(h) interpret and administer the Plan and any instrument or agreement relating to the Plan, including Award Agreements.

(i) establish, amend, suspend, or waive any rules or regulations regarding the Plan, and appoint any agent the Committee shall deem appropriate for the proper administration of the Plan; and

(j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Employee.

SECTION 4.  Shares Available For Awards.

(a)  Shares Available.  Subject to adjustment as provided in
Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,100,000. No more than 750,000 of the Shares available for Awards shall be issued as Restricted Stock. The maximum aggregate number of Shares available for Options and SARs to any one Participant during any twelve-month period is equal to 500,000 or any lesser amount that will enable the Company to comply with the deductibility requirements of Section 162(m) of the Code and the rules promulgated thereunder as determined by the Committee.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

(c) Adjustments. In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares so that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust, in such manner as it may deem equitable (i) any or all of the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) any or all of the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided in each case that with respect to Awards of Incentive Stock Options and Awards intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, no adjustment shall be authorized to the extent that the adjustment would cause the Plan to violate Section 422(b)(1) of the Code or would cause any part of the Award to fail to qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Share Counting. For purposes of determining at any time the number of Shares that remain available for grant under this Plan, the number of Shares then authorized pursuant to Section 4 of the Plan shall be (i) decreased by the "gross" number of Shares issued pursuant to exercised Awards, (ii) decreased by the "gross" number of Shares issuable pursuant to outstanding unexercised Awards, and (iii) increased by the difference between the "gross" number of Shares and the "net" number of Shares issued pursuant to exercised Awards. As used herein, the "gross" number of Shares refers to the maximum number of Shares that may be issued upon the exercise of an Award. The "net" number of Shares refers to the net number of Shares actually issued to an Award holder upon exercise of an Award, after reducing the "gross" number of Shares by the number of Shares tendered back to the Company in payment of the Award's exercise price or for the satisfaction of any Tax Payment obligation. If a Participant shall forfeit, voluntarily surrender or otherwise permanently lose his or her right to exercise an Award under any provision of this Plan or otherwise, or if any Award shall terminate or expire pursuant to its terms, the Shares subject to the Award shall once again be available to be awarded and sold under this Plan pursuant to a new Award granted hereunder.

SECTION 5.  Eligibility.

Any Employee who is not a member of the Committee, including any officer or employee-director of the Company or any affiliate, shall be eligible to be designated a Participant.

SECTION 6.  Awards.

(a) Options. In determining that an eligible Employee shall be granted an Option, the Committee shall determine, subject to the provisions of the Plan, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and any additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

     (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of grant.

     (ii) Incentive Stock Options.  The terms of any Incentive
Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(b) Stock Appreciation Rights. Subject to the provisions of the Plan, in determining the Employees to whom SARs shall be granted, the Committee shall determine the number of Shares to be covered by each SAR Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. SAR Awards shall be payable in cash only and may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to another Award may be granted either at the same time as the other Award or at a later time.

     (i) Grant Price. The grant price of an SAR shall be determined by the Committee.

     (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, and any other terms and conditions of any SAR; provided that the Committee may not grant an SAR to any Participant subject to Section 16 of the Exchange Act that is exercisable earlier than six months from the date of its grant.

(c) Restricted Stock. Subject to the provisions of the Plan, in determining the Employees to whom Restricted Stock shall be granted, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the restriction period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of the Awards.

     (i) Dividends. Unless otherwise determined by the Committee, a Restricted Stock Award shall provide for the payment of dividends during its restriction period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture, and may be subject to transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

     (ii) Registration. Any Restricted Stock may be evidenced in any manner deemed appropriate by the Committee, including book-entry registration or the issuance of stock certificates.
If any stock certificate is issued with respect to Restricted Stock, the certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock.

     (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Restricted Stock shall be forfeited by the Participant to the Company without compensation therefor. However, when the Committee finds that a waiver would be in the best interests of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock held by the Participant whose employment is terminating. Unrestricted Shares, evidenced in any manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise have been satisfied.

(d) Performance Awards. The Committee shall have authority to determine the Employees who may receive a Performance Award, which shall consist of a right, (A) denominated or payable in cash, Shares, other securities or other property (including Restricted Stock), and (B) that shall confer on the holder thereof, rights valued at an amount determined by the Committee and payable to or exercisable by the holder thereof, in whole or in part, upon the achievement of prescribed performance goals during prescribed performance periods as the Committee shall establish.

     (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

     (ii) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(e) Stock Compensation. The Committee shall have authority to pay in Shares all or any portion of the amounts payable under any compensation program of the Company. The number and type of Shares to be distributed in lieu of the cash compensation applicable to any Award, as well as the terms and conditions of any bonus awards, shall be determined by the Committee.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees an "Other Stock-Based
Award", which shall consist of a right

     (i)  that is not an Award or right described in Section
6(a), (b), (c), (d), or (e) above and

     (ii) that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any Other Stock-Based Award.

(g)  General.

     (i) Grants. Awards may be granted, in the discretion of the Committee, either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of other Awards or awards. The Committee may authorize the grant of Awards prior to stockholder approval of the Plan, but any Award granted by the Committee shall be contingent upon stockholder approval of the Plan.

     (ii) Forms of Payment by Company. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in any form as the Committee shall determine, including cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. These rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

     (iii)     Limits on Transfer.

          (A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's beneficiary or by an immediate family member as a transferee receiving the Award pursuant to a gift if the transfer is permitted under the terms of the Award Agreement.

          (B) No Award and no right under any Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than as provided in Paragraph (A) above or by will or by the laws of descent and distribution and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

     (iv) Term of Awards. The term of each Award shall be for the period determined by the Committee; provided, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

     (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to all stop transfer orders and other restrictions as the Committee may deem advisable under the Plan; the rules, regulations, and other requirements of the SEC, and any stock exchange upon which the Shares or other securities are then listed; and any applicable federal or state laws. The Committee may cause a legend or legends to be put on any stock certificates to make appropriate reference to applicable restrictions.

     (vi) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Payment may be made in any form or method prescribed by the Committee, including cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any Shares or other property tendered to the Company as of the date of such tender, is at least equal to the full amount required to be paid.

     (vii) Termination of Employment. Except as otherwise provided in the Plan, or otherwise determined by the Committee on the date of grant and included in the Award Agreement, an Award vests to and/or may be exercised by a Participant only while the Participant is and has continually been since the date of the grant of the Award an Employee. If a Participant's employment with the Company is voluntarily terminated by the Participant (other than through retirement, death or disability), then all unexercised Awards previously granted to that Participant under the Plan shall lapse automatically and be forfeited 30 days following the date of the Participant's termination of employment. If a Participant's employment is terminated by the Company other than for "cause" (as determined by the Company), then all unexercised Awards previously granted to the Participant shall lapse and be forfeited by the Participant 90 days after termination of employment.

          If a Participant's employment is terminated because of retirement, death or total and permanent disability (with the determination of disability to be made within the sole discretion of the Committee), any unexercised Award held by the Participant shall remain outstanding according to the Award's original terms or the Committee may prescribe new or additional terms not inconsistent with the terms of the Plan for the vesting, exercise or realization of the Award. Absent any determination by the Committee to the contrary, any unexercised Award held by a Participant whose employment is terminated because of retirement, death or disability shall vest or become exercisable according to the Award's original terms.

     (viii) Award Agreements. Awards shall be evidenced by Award Agreements having terms and conditions, not inconsistent with the Plan, as prescribed by the Committee. Award Agreements need not be uniform.

(h)  Exercise of Option or SAR Awards.

     (i) Notice. Unless otherwise prescribed by the Committee, Awards may be exercised only by written notice of exercise (the "Exercise Notice"), in the form prescribed by the Committee, delivered to the Company to the Financial Benefit Plan Administration Manager, and signed by the Participant, other person acting on behalf of the Participant or transferee being entitled to exercise the same. The date on which the Exercise Notice is delivered to the Company shall be the "Notice Date." The Exercise Notice shall specify a date (the "Settlement Date"), not less than five business days nor more than ten business days following the Notice Date, upon which the Shares or other rights shall be issued or transferred to the Participant (or other person entitled to exercise the Award) and the Award's exercise price shall be paid to the Company.

     (ii) Payment. Unless otherwise prescribed by the Committee, on the Settlement Date, the person exercising an Award shall tender to the Company full payment for the Shares or other rights with respect to which the Award is exercised, together with an additional amount, in cash, certified check, cashier's check or bank draft approved by Valero, equal to the amount of any taxes required to be collected or withheld by the Company in connection with the exercise of the Award (the "Tax Payment").

     (iii) Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Award may make the Tax Payment in whole or in part by electing, at or before the time of exercise of the Award, either (a) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose Fair Market Value equals the Tax Payment, or (b) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a Fair Market Value equal to the amount otherwise to be collected or withheld. Following any election to withhold Shares or deliver other Shares to make a Tax Payment, the Committee shall have sole discretion to approve or disapprove the election at any time prior to the Settlement Date. If the election is disapproved, the Tax Payment shall be made in cash, or in any combination of cash and Shares as the Committee may direct. If the Committee shall fail to disapprove the election prior to the Settlement Date, the election will be deemed approved.

     (iv) Payment with Stock. Subject to approval by the Committee, a person exercising an Award for the receipt of Shares may pay for the Shares by tendering to the Company other Shares legally and beneficially owned by that person at the time of the exercise of the Award. If approved by the Committee, this method of exercise may include use of a procedure whereby a person exercising an Award may request that Shares received upon exercise of a portion of an Award be automatically applied to satisfy the exercise price for additional and increasingly larger portions of the Award. The certificate(s) representing any Shares tendered in payment of an Award's exercise price must be accompanied by a stock power duly executed with appropriate signature guarantees. The Committee may, in its sole discretion, refuse any tender of Shares in which case the Company shall promptly redeliver the Shares to the person exercising the Award and notify the person of the refusal as soon as practicable. In this event, the person may either (a) tender to the Company on the Settlement Date the cash amount required to pay for the Award's Shares, or (b) rescind the Exercise Notice. If the person elects to rescind his or her Exercise Notice, the person may again (subject to the other terms of this Plan) deliver an Exercise Notice with respect to the Award at any time prior to its expiration date.

     (v) Valuation. Any calculation with respect to a Participant's income, required tax withholding or other matters required to be made by the Company upon the exercise of an Award shall be made using the Fair Market Value of the Shares on the Notice Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee.

     (vi) Rights as Stockholder. Except as provided in Section 6(c) of this Plan, until the issuance of the stock certificate(s) for Shares purchased hereunder (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates evidencing such Shares are issued, except as otherwise provided in this Plan.

SECTION 7.  Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the
Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no amendment, alteration, suspension, discontinuation, or termination may be made that would:

     (i) materially increase the total number of Shares available for Awards under the Plan (except as provided in Section 4) or materially increase the benefits accruing to Participants under the Plan;

     (ii) permit Awards encompassing rights to purchase Shares to be granted with a per Share grant, exercise or purchase price of less than the Fair Market Value of a Share on the grant thereof;
or

     (iii) otherwise cause the Plan to cease to qualify for or cease to comply with any tax or regulatory exemption, status or requirement, including for these purposes any approval or other prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change in any Award shall reduce the benefit accruing to any Participant without the consent of the Participant.

(c) Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent the adjustment would cause the Award to fail to qualify.

SECTION 8.  Change Of Control.

(a) Nonacceleration. In the event of any Change of Control, the Chairman of the Board and Chief Executive Officer (or, if the office is vacant, the President) of the Company may on or before the date of the event constituting a Change of Control, file with the Corporate Secretary of the Company a written notice (the "Nonacceleration Notice") signed by the officer stating that the Change of Control shall not result in the acceleration of Awards granted under the Plan to the Participants identified in the notice (or held by persons claiming by, through or under such Participants). The Nonacceleration Notice may be filed with respect to all Awards granted under the Plan or with respect to certain Awards granted to Participants specified in the notice (each Participant referred to by name or generically in a Nonacceleration Notice, together with each person claiming by, through or under such Participant, is hereinafter referred to as a "Nonaccelerated Person"). Notwithstanding any other provision of this Plan, each Award granted under this Plan, not theretofore forfeited or terminated and held as of the date of a Change of Control by a person who as of such date is not a Nonaccelerated Person shall upon occurrence of the Change of Control immediately become vested or exercisable with respect to all of the rights specified therein. The inclusion of a Participant or other person as a Nonaccelerated Person in a Nonacceleration Notice shall not be construed to alter or amend any rights the Participant or other person may have under this Plan under the provisions of any executive severance agreement or other contractual relationship with the Company.

(b) Effect. If a Change of Control shall occur, each Award held by a Participant pursuant to the Plan shall remain in full force and effect until the earlier of (i) the expiration date of the Award, or (ii) 90 days following the Participant's date of termination of employment with the Company.

     In addition to the Committee's authority set forth in
Section 7(c) of the Plan, in order to maintain the Participants' rights in the event of any Change of Control, the Committee, as constituted before the Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

     (i) provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

     (ii) provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

     (iii) adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control; or

     (iv) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after the Change of Control. The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(c)  Defined.  A Change of Control shall be deemed to occur if:

     (i)  the Company merges or consolidates with any other
Person (other than a wholly owned subsidiary of the Company) and is not the surviving entity (or survives only as the subsidiary of another entity);

     (ii) the Company sells all or substantially all of its assets to any other Person (other than a wholly owned subsidiary of the Company);

     (iii)     the Company is liquidated or dissolved;

     (iv) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or its subsidiaries, or any entity holding Shares for or pursuant to the terms of those employee benefit plans, is or becomes an "Acquiring Person" as defined in that certain Amended and Restated Rights Agreement dated October 17, 1991, between the Company and Ameritrust Texas, N.A., successor to MBank Alamo, N.A. (or any successor Rights Agreement).

     (v) any "person" or "group" (as these terms are used in subparagraph (iv) above) shall commence a tender offer or exchange offer for 30% or more of the Shares then outstanding, or for any number or amount of Shares which, if the tender or exchange offer were to be fully subscribed and all Shares for which the tender or exchange offer is made were to be purchased or exchanged pursuant to the Offer, would result in the acquiring person or group directly or indirectly beneficially owning 50% or more of the Shares then outstanding; or

     (vi) as a result of or in connection with a contested election of directors, a number of directors equal to a majority of the Board before the election cease to be members of the Board.

SECTION 9.  General Provisions.

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award. The Committee is not required to treat uniformly the Employees, Participants, or holders or beneficiaries of Awards when making grants of Awards under the Plan. The terms and conditions of Awards are not required to be the same with respect to each recipient.

(b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not deemed "officers" or "directors" of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to
Section 16.

(c) Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect any other compensation arrangements.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of the Shares or other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) Construction. Use of the term "including" in this Plan shall be construed to mean "including but not limited to."

SECTION 10.  Effective Date of the Plan.

The Plan shall be effective July 21, 1994, subject to approval by the stockholders of the Company.

SECTION 11.  Term of the Plan.

No Award shall be granted under the Plan ten years after approval of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond that date.

                                Appendix B


The Comparator Group, as identified in the Report of the Compensation Committee of the Board of Directors on Executive
Compensation, included the following companies for 1994:

                         El Paso Natural Gas Co.
                          Citgo Petroleum Corp.
                      Consolidated Natural Gas Co.
                         Diamond Shamrock, Inc.
                               Enron Corp.
                          Freeport-McMoran Inc.
                               MAPCO, Inc.
                               NICOR, Inc.
                         Panhandle Eastern Corp.
                         Phillips Petroleum Co.
                               Sonat Inc.
                            Sun Company, Inc.
                              Tenneco, Inc.
                         Transco Energy Company
                      The Williams Companies, Inc.

                                Appendix C


PROXY CARD                                          PROXY CARD

                        VALERO ENERGY CORPORATION
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 1995

     The undersigned hereby appoint(s) William E. Greehey, Stan
L. McLelland and Rand C. Schmidt, Proxies, with full power of substitution, to represent and to vote all Common Stock and Preferred Stock, $8.50 Cumulative Series A, of Valero Energy Corporation ("Energy") owned by the undersigned at the Annual Meeting of Stockholders to be held in San Antonio, Texas on Tuesday, May 9, 1995, including any adjournment thereof, with respect to the matters set forth in the Notice of Annual Meeting and Proxy Statement. When properly executed, this proxy will be voted in accordance with the directions indicated herein by the undersigned, or if no direction is made, will be voted for Items 1, 2 and 3. For shares allocated to a participant's account pursuant to any Employee Stock Plan of Energy, this proxy will constitute an instruction to the plan trustee as to how such shares are to be voted. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and to vote for a substitute if a nominee named in Item 1 is unable to serve. The undersigned authorize(s) the Proxies to cumulate the undersigned's votes and distribute them among the nominees (excepting any nominee for which authority to vote is withheld) in equal proportions or in such other proportions as the Proxies shall direct.

     The Board of Directors recommends a vote FOR the election of Directors and FOR Items 2 and 3.

YOUR VOTE IS IMPORTANT!  PLEASE MARK, SIGN AND DATE THIS PROXY ON
THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING
ENVELOPE.


                 (Continued and to be signed on reverse side.)

                           VALERO ENERGY CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY.

       1. Election of Directors                              For All
1995      Nominees: Robert G. Dettmer,         For  Withheld Except Nominee(s) Written Below
          Ruben M. Escobedo, Lowell H.
          Lebermann, Susan Kaufman Purcell


       2. Aproval of Executive Stock           For  Against  Abstain           Sign here exactly as name(s) appears
          Incentive Plan.                                                      on reverse side of card

                                                                               Dated ___________, 1995

       3. Ratification of Arthur Andersen      For  Against  Abstain           (x)____________________________________________
          & Co. as auditors for 1995.

                                                                               (x)____________________________________________
                                                                               The signer hereby revokes all proxies heretofore
                                                                               given by the signer to vote at said meeting or any
                                                                               adjournments thereof and acknowledges receipt of the
                                                                               Notice of Annual Meeting and Proxy Statement.  If
                                                                               signing for a corporation or partnership or as agent,
                                                                               attorney or fiduciary, indicate full title or
                                                                               capacity in which you are signing.
